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Exhibit 4.17

SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS

        THIS SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS, dated as of April 3, 2002 (the "Amendment"), among Forest Oil Corporation, a New York corporation (the "U.S. Borrower"), Canadian Forest Oil Ltd. and each other subsidiary of Canadian Forest which becomes a "Borrower" (as defined in the Canadian Credit Agreement) under the Canadian Credit Agreement (the "Canadian Borrowers"), each of the lenders that is a signatory to, or which becomes a signatory to, the U.S. Credit Agreement (together with its successors and assigns, the "U.S. Lenders"), each of the lenders that is a signatory to, or which becomes a signatory to, the Canadian Credit Agreement (together with its successors and assigns, the "Canadian Lenders", and together with the U.S. Lenders, the "Combined Lenders"), Bank of America, N.A., as U.S. Syndication Agent, Citibank, N.A., as U.S. Documentation Agent, J.P. Morgan Bank Canada, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent, Bank of Montreal, as Canadian Syndication Agent, The Toronto-Dominion Bank, as Canadian Documentation Agent, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Global Administrative Agent (in such capacity, together with its successors in such capacity, the "Global Administrative Agent").

W I T N E S S E T H:

        1.    The U.S. Borrower, Global Administrative Agent, the U.S. Syndication Agent, the U.S. Documentation Agent, and the U.S. Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "U.S. Credit Agreement"), pursuant to which the U.S. Lenders agreed to make loans to and extensions of credit on behalf of the U.S. Borrower.

        2.    The Canadian Borrowers, Global Administrative Agent, the Canadian Administrative Agent, the Canadian Syndication Agent, the Canadian Documentation Agent, and the Canadian Lenders are parties to that certain Credit Agreement dated as of October 10, 2000, as previously amended (as previously amended, the "Canadian Credit Agreement", and together with the U.S. Credit Agreement, the "Combined Credit Agreements"), pursuant to which the Canadian Lenders agreed to make loans to and extensions of credit on behalf of the Canadian Borrowers.

        3.    The parties to the Combined Credit Agreements intend to amend the Combined Credit Agreements as follows:

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

  I. Amendments to U.S. Credit Agreement.

        A.    Sections 7.1(a)(ii) and (iii) of the U.S. Credit Agreement hereby are amended in their entirety to read as follows:

  " (ii) (A) Senior Notes in an aggregate principal amount not to exceed at any one time U.S.$675,000,000; and (B) Subordinated Debt with an aggregate principal amount outstanding not to exceed the sum of U.S.$200,000,000 less any increase in the principal amount of Subordinated Indebtedness-10 1/2% Senior Subordinated Notes not otherwise permitted under Section 7.1(a)(iii) in excess of the principal amount for such notes set forth on Schedule 7.1(a);

          (iii)  Indebtedness existing on the date hereof and set forth in Schedule 7.1(a), and any Indebtedness ("Refinancing Indebtedness") issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire any Indebtedness set forth on Schedule 7.1(a) ("Refinanced Indebtedness"), provided that such Refinancing Indebtedness (A) shall not exceed the principal amount (other than through the capitalization of premiums, fees, expenses and interest on the Refinanced Indebtedness) of the Refinanced Indebtedness as of the date of this Agreement, (B) is subordinated upon terms and conditions substantially identical to the Refinanced Indebtedness, and (C) shall not contain terms and conditions materially more onerous to Borrower and its Restricted Subsidiaries than those contained in the Refinanced Indebtedness;".

        II.    Effectiveness.    This Amendment shall become effective as of the date hereof when the Global Administrative Agent shall have received counterparts hereof duly executed by the U.S. Borrower, the Canadian Borrowers, the Global Administrative Agent and at least the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

        III.    Reaffirmation of Representations and Warranties.    To induce the Combined Lenders and the Global Administrative Agent to enter into this Amendment, the U.S. Borrower and the Canadian Borrowers hereby reaffirm, as of the date hereof, the following:

            (i)  The representations and warranties of each Loan Party (as such term is defined in the U.S. Credit Agreement and the Canadian Credit Agreement, collectively, the "Combined Loan Parties") set forth in the Combined Loan Documents to which it is a party are true and correct on and as of the date hereof (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date).

          (ii)  Each of the U.S. Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          (iii)  The execution, delivery and performance by U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each other Combined Loan Document executed or to be executed by it, are within U.S. Borrower's and each such Combined Loan Party's corporate, limited liability company and/or partnership powers, and have been duly authorized by all necessary corporate, limited liability company and/or partnership action, and if required, stockholder, member and/or partner action. This Amendment and each other Combined Loan Document executed or to be executed by it has been duly executed and delivered by U.S. Borrower and constitutes, and this Amendment and each other Combined Loan Document executed or to be executed by any Combined Loan Party, when executed and delivered by such Combined Loan Party, will constitute, a legal, valid and binding obligation of U.S. Borrower or such Combined Loan Party (as the case may be), enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (iv)  The execution, delivery and performance by the U.S. Borrower of this Amendment and each other Combined Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Combined Loan Party of this Amendment and each Loan Document executed or to be executed by such Combined Loan Party, (a) do not require any Governmental Approval or third party approvals, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Combined Loan Documents, (b) will not violate any applicable Governmental Rule or the Organic Documents of U.S. Borrower or any such Combined Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon U.S. Borrower or any such Combined Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by U.S. Borrower or any such

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  Combined Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of U.S. Borrower or any such Combined Loan Party except Liens created under the Combined Loan Documents.

          (v)  No Default under the Combined Loan Documents has occurred and is continuing and the U.S. Borrower is in compliance with the financial covenants set forth in Article VI of the U.S. Credit Agreement.

          (vi)  No event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

        IV.    Defined Terms.    Except as amended hereby, terms used herein when defined in the U.S. Credit Agreement shall have the same meanings herein unless the context otherwise requires.

        V.    Reaffirmation of Combined Credit Agreements.    This Amendment shall be deemed to be an amendment to the Combined Credit Agreements, and the Combined Credit Agreements, as amended hereby, are hereby ratified, approved and confirmed in each and every respect. All references to the Combined Credit Agreements herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Combined Credit Agreements as amended hereby.

        VI.    Governing Law.    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        VII.    Severability of Provisions.    Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        VIII.    Counterparts.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

        IX.    Headings. Article and section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

        X.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        XI.    No Oral Agreements.    THIS AMENDMENT, THE COMBINED CREDIT AGREEMENTS, AS AMENDED HEREBY, AND THE OTHER COMBINED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, the U.S. Borrower, the Canadian Borrowers, the Combined Lenders, the Global Administrative Agent, and the other "agents" under the Combined Credit Agreements have executed this Amendment as of the date first above written.

U.S. BORROWER
FOREST OIL CORPORATION
By:	/s/ DONALD H. STEVENS
	Name:	Donald H. Stevens
	Title:	Vice President and Treasurer
CANADIAN BORROWER
CANADIAN FOREST OIL LTD.
By:	/s/ JOAN C. SONNEN
	Name:	Joan C. Sonnen
	Title:	Vice President

AGENTS AND COMBINED LENDERS
JPMORGAN CHASE BANK, successor to The Chase Manhattan Bank, as Global Administrative Agent and as a U.S. Lender
By:	/s/ ROBERT C. MERTENSOTTO
	Name:	Robert C. Mertensotto
	Title:	Managing Director

BANK OF AMERICA, N.A., as U.S. Syndication Agent and as a U.S. Lender
By:	/s/ RICHARD L. STEIN
	Name:	Richard L. Stein
	Title:	Principal

CITIBANK, N.A., as U.S. Documentation Agent and as a U.S. Lender
By:	/s/ DOUGLAS A. WHIDDON
	Name:	Douglas A. Whiddon
	Title:	Attorney-in-fact

BANK OF MONTREAL, as a U.S. Lender
By:	/s/ JAMES V. DUCOTE
	Name:	James V. Ducote
	Title:	Director

TORONTO DOMINION (TEXAS), INC., as a U.S. Lender
By:	/s/ JILL HALL
	Name:	Jill Hall
	Title:	Vice President

ABN AMRO BANK N.V., as a U.S. Lender
By:	/s/ FRANK R. RUSSO, JR.
	Name:	Frank R. Russo, Jr.
	Title:	Group Vice President
By:	/s/ JEFFERY G. WHITE
	Name:	Jeffery G. White
	Title:	Vice President

BANK OF SCOTLAND, as a U.S. Lender
By:	/s/ JOSEPH FRATUS
	Name:	Joseph Fratus
	Title:	Vice President

BANK ONE, NA (Main Office Chicago), as a U.S. Lender
By:	/s/ STEPHEN LESCHER
	Name:	Stephen Lescher
	Title:	Director, Capital Markets

CHRISTIANIA BANK OG KREDITKASSE, ASA NEW YORK BRANCH, as a U.S. Lender
By:

Name:
Title:
By:

Name:
Title:

FORTIS CAPITAL CORP., as a U.S. Lender
By:

Name:
Title:
By:

Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a U.S. Lender

By:	/s/ CAROLINE M. MCCLURG
	Name:	Caroline M. McClurg
	Title:	Vice President

BNP PARIBAS, as a U.S. Lender
By:	/s/ DAVID DODD
	Name:	David Dodd
	Title:	Director
By:	/s/ BETSY JOCHER
	Name:	Betsy Jocher
	Title:	Vice President

CREDIT AGRICOLE INDOSUEZ, as a U.S. Lender
By:	/s/ BRIAN KNEZEAR
	Name:	Brian Knezear
	Title:	First Vice President
By:	/s/ MICHAEL D. WILLIS
	Name:	Michael D. Willis
	Title:	Vice President

CREDIT SUISSE FIRST BOSTON, as a U.S. Lender
By:	/s/ PAUL L. COLÓN
	Name:	Paul L. Colón
	Title:	Vice President
By:	/s/ VANESSA GOMEZ
	Name:	Vanessa Gomez
	Title:	Associate

GENERAL ELECTRIC CAPITAL CORPORATION as a U.S. Lender
By:

Name:
Title:

MIZUHO CORPORATE BANK, formerly The Fuji Bank, Limited, as a U.S. Lender
By:

Name:
Title:

THE BANK OF NEW YORK, as a U.S. Lender
By:	/s/ PETER W. KELLER
	Name:	Peter W. Keller
	Title:	Vice President

HIBERNIA NATIONAL BANK, as a U.S. Lender
By:	/s/ DARIA MAHONEY
	Name:	Daria Mahoney
	Title:	Vice President

THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, as a U.S. Lender
By:

Name:
Title:

UFJ BANK, formerly know as The Sanwa Bank, Limited, as a U.S. Lender
By:	/s/ CLYDE L. REDFORD
	Name:	Clyde L. Redford
	Title:	Senior Vice President

SOCIETE GENERALE, SOUTHWEST AGENCY, as a U.S. Lender
By:	/s/ CARY HUGHES
	Name:	Cary Hughes
	Title:	Director

ING CAPITAL LLC, as a U.S. Lender
By:	/s/ RONALD SCHERPENHUIJSEN ROM
	Name:	Ronald Scherpenhuijsen Rom
	Title:	Managing Director

J.P. MORGAN BANK CANADA, successor to The Chase Manhattan Bank of Canada, as Canadian Administrative Agent
By:	/s/ DREW MCDONALD
	Name:	Drew McDonald
	Title:	Vice President
By:	/s/ CHRISTINE CHAN
	Name:	Christine Chan
	Title:	Vice President

JPMORGAN CHASE BANK, TORONTO BRANCH, as a Canadian Lender
By:	/s/ DREW MCDONALD
	Name:	Drew McDonald
	Title:	Vice President
By:	/s/ CHRISTINE CHAN
	Name:	Christine Chan
	Title:	Vice President

BANK OF MONTREAL, as Canadian Syndication Agent and as a Canadian Lender
By:	/s/ JAMES V. DUCOTE
	Name:	James V. Ducote
	Title:	Director

THE TORONTO-DOMINION BANK, as Canadian Documentation Agent and as a Canadian Lender
By:	/s/ DEBBI L. BRITO
	Name:	Debbi L. Brito
	Title:	Asst. Mgr. Corporate Credit & Compliance

BANK OF AMERICA CANADA, as a Canadian Lender
By:

Name:
Title:

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  Exhibit 4.17
SECOND AMENDMENT TO COMBINED CREDIT AGREEMENTS